UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39336	82-3204328
(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 23, 2026, the Nasdaq Hearings Panel notified Aditxt, Inc. (the “Company”) that it had denied the Company’s request to continue the listing of its common stock on The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s common stock would be suspended effective at the open of trading on June 25, 2026. Trading in the Company’s common stock on Nasdaq has been suspended since that time.

On September 17, 2026, Nasdaq publicly announced that it will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting of the Company’s common stock from Nasdaq. The delisting will become effective ten days after the filing of the Form 25. A copy of Nasdaq’s announcement is attached hereto as Exhibit 99.1.

The Company’s common stock is currently quoted on the OTC Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
99.1	Nasdaq announcement dated September 17, 2026 regarding the delisting of the Company’s common stock from Nasdaq
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: September 23, 2026

By:	/s/ Jeffrey M. Busch
Name:	Jeffrey M. Busch
Title:	Interim Chief Executive Officer

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